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                                                                     EXHIBIT 5.1
                           [WINTHROP WEINSTINE LOGO]


September 23, 2003                                          Philip T. Colton
                                                            (612) 604-6729
                                                            pcolton@winthrop.com

Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota  55428

Re:      Registration Statement on Form S-8 --
         Navarre Corporation 1992 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Navarre Corporation, a Minnesota corporation (the "Company"), in connection with the registration by the Company of an additional 1,000,000 shares (the "Shares") of its common stock, no par value, pursuant to the Company's Registration Statement on Form S-8 for the Company's 1992 Stock Option Plan to be filed with the Securities and Exchange Commission on September 23, 2003 (the "Registration Statement").

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares are validly authorized by the Company's Articles of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

WINTHROP & WEINSTINE, P.A.



By --    /s/ Philip T. Colton
         ------------------------------
         Philip T. Colton